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                                 EXHIBIT 23(D)



               CONSENT OF T. STEPHEN JOHNSON & ASSOCIATES, INC.





                                    CONSENT




THE COLONIAL BANCGROUP, INC.

         WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - OPINION OF FINANCIAL ADVISOR," TO THE SUMMARIZATION OF OUR OPINION REFERENCED THEREIN, AND TO THE INCLUSION OF SUCH OPINION AT APPENDIX B TO THE PROSPECTUS.




/S/ T. STEPHEN JOHNSON & ASSOCIATES, INC.

November 5, 1996





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